Exhibit 16.1

EXHIBIT 16.1 LETTER FROM AM&G

ON AM&G LETTERHEAD]

January 19, 2007

Securities and Exchange Commission

Washington, D.C. 20549

Commissioners:

We have read The Beacon Financial Futures Fund, L.P.’s statements included under Item 4.01 of its Form 8-K filed on January 19, 2004 and we agree with such statements concerning our firm.

ALTSCHULER, MELVOIN AND GLASSER LLP